UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2012

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A310, Pacific Palisades, CA 90272

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 10, 2012, Weinberg and Company (“Weinberg”) was dismissed as the independent registered public accounting firm of Sequential Brands Group, Inc. (the “Company”). The decision to dismiss Weinberg was approved by the Audit Committee of the Company’s Board of Directors. The Audit Committee has approved the appointment of Grant Thornton LLP as the Company’s new independent registered public accounting firm, subject to the completion of Grant Thornton’s final acceptance procedures and execution of an Audit Engagement Letter.  The Company intends to file a Current Report on Form 8-K upon formally engaging Grant Thornton LLP.

The audit report of Weinberg on the financial statements of the Company as of and for the fiscal year ended December 31, 2011 (the only year during the last two fiscal years in which Weinberg performed an audit on the financial statements of the Company), did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2011 and through the date of this Current Report, there were: (i) no disagreements between the Company and Weinberg on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such fiscal year, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Weinberg a copy of the disclosures in this Form 8-K and has requested that Weinberg furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Weinberg agrees with the Company’s statements in this Item 4.01. A copy of the letter dated December 14, 2012, furnished by Weinberg in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Description

16.1	Letter to Securities and Exchange Commission from Weinberg and Company dated December 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: December 14, 2012	By:	/s/ Yehuda Shmidman
Yehuda Shmidman
Chief Executive Officer